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                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated February 15, 2001 relating to the balance sheet of Wit Capital Japan, Inc. as of March 31, 2000 and the related statements of operations, shareholders' equity and cash flows for the period from August 25, 1999 (date of inception) to March 31, 2000, included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 333-85203; 333-30084, 333-42304 and 333-51972) and the related resale prospectuses prepared in accordance with Form S-3.

/s/ ARTHUR ANDERSEN

New York, New York
March 30, 2001